[LaPorte, Sehrt, Romig & Hand Letterhead]

Exhibit 23.2

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2001 appearing in the 2000 Annual Report to Shareholders of FPB Financial Corp., which is incorporated by reference in FPB Financial Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ LaPorte, Sehrt, Romig & Hand

LaPorte, Sehrt, Romig & Hand
a Professional Accounting Corporation
Metairie, Louisiana

July 11, 2001